UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2017

VALVOLINE INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3499 Blazer Parkway
Lexington, KY 40509
(Address of Principal Executive Offices)

(859) 357-7777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Valvoline Inc. (“Valvoline”) held its Annual Meeting of Shareholders (“Annual Meeting”) on January 24, 2017.  At the Annual Meeting, a total of 199,539,537 shares of Common Stock, representing 97.6% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:  All of the nominees for director were elected to serve a one-year term until the following annual meeting of Valvoline’s shareholders and until their successors have been duly elected and qualified, by the votes set forth in the table below:

Nominees	For	Against	Abstain	Broker Non-Vote
Richard J. Freeland	197,138,771	392,709	55,429	1,952,628
Stephen F. Kirk	187,170,564	10,360,915	55,430	1,952,628
Stephen E. Macadam	197,139,826	391,554	55,529	1,952,628
Vada O. Manager	186,813,730	10,716,740	56,439	1,952,628
Samuel J. Mitchell, Jr.	197,466,456	65,499	54,954	1,952,628
Charles M. Sonsteby	197,138,498	392,952	55,459	1,952,628
Mary J. Twinem	197,139,319	392,160	55,430	1,952,628
William A. Wulfsohn	186,679,662	10,849,226	58,021	1,952,628

Proposal 2:  The appointment of Ernst & Young LLP as Valvoline’s independent registered public accountants for fiscal 2017 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
197,782,704	6,982	1,749,851	0

Proposal 3: The non-binding advisory resolution approving the compensation paid to Valvoline’s named executive officers, as disclosed in Valvoline’s Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
197,163,436	363,280	60,193	1,952,628

Proposal 4: The non-binding advisory resolution that shareholders vote on executive compensation every year was approved by shareholders by the votes set forth in the table below:

1 YEAR	2 YEARS	3 YEARS	Abstain	Broker Non-Vote
195,693,885	198,385	1,603,516	91,123	1,952,628

Proposal 5: The material terms of the performance goals under the 2016 Valvoline Inc. Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code were approved by shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
197,066,636	462,190	58,083	1,952,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: January 27, 2017	By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Senior Vice President, General Counsel and Secretary